EXHIBIT 23

KPMG PEAT MARWICK LLP

     Certified Public Accountants

     225 Market Street           Telephone 717 238 7131     Telefax 717 233 1101
     Suite 300
     P.O. Box 1190
     Harrisburg, PA 17108-1190



                          Independent Auditors' Consent

The Board of Directors
Keystone Heritage Group, Inc.

We consent to incorporation by reference in the registration statement (No. 2-99022) on Form S-3 and the registration statement (No. 33-88234) on Form S-8 of Keystone Heritage Group, Inc. of our report dated January 26, 1996, relating to the consolidated balance sheets of Keystone Heritage Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of Keystone Heritage Group, Inc.

Our report refers to a change in the Company's method of accounting for income taxes in 1993.

                                                       KPMG Peat Marwick LLP

Harrisburg, Pennsylvania
March 28, 1996